================================================================================



                               OMNIBUS AGREEMENT


                                     among


                             PLAINS RESOURCES INC.

                      PLAINS ALL AMERICAN PIPELINE, L.P.

                            PLAINS MARKETING, L.P.

                          ALL AMERICAN PIPELINE, L.P.


                                      and


                           PLAINS ALL AMERICAN INC.


================================================================================

                               TABLE OF CONTENTS


ARTICLE I
     Definitions.............................................................. 1
     1.1      Definitions..................................................... 1

ARTICLE II
     Business Opportunities................................................... 4
     2.1      Restricted Businesses........................................... 4
     2.2      Permitted Exceptions............................................ 4
     2.3      Procedures...................................................... 4
     2.4      Termination..................................................... 6
     2.5      Scope of Restricted Business Prohibition........................ 6
     2.6      Enforcement..................................................... 6

ARTICLE III
     Indemnification.......................................................... 7
     3.1      Wingfoot Indemnification........................................ 7
     3.2      Plains Resources Indemnification................................ 7
     3.3      Limitations Regarding Indemnification........................... 8
     3.4      Indemnification Procedures...................................... 8

ARTICLE IV
     Miscellaneous............................................................ 9
     4.1      Choice of Law; Submission to Jurisdiction....................... 9
     4.2      Notice.......................................................... 9
     4.3      Entire Agreement; Supersedure................................... 9
     4.4      Effect of Waiver or Consent..................................... 9
     4.5      Amendment or Modification....................................... 9
     4.6      Assignment......................................................10
     4.7      Counterparts....................................................10
     4.8      Severability....................................................10
     4.9      Gender, Parts, Articles and Sections............................10
     4.10     Further Assurances..............................................10
     4.11     Withholding or Granting of Consent..............................10
     4.12     U.S. Currency...................................................10
     4.13     Laws and Regulations............................................10
     4.14     Negotiation of Rights of Limited Partners, Assignees,
               and Third Parties..............................................10

                               OMNIBUS AGREEMENT

     THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date among Plains Resources Inc., a Delaware corporation ("Plains Resources"), Plains All American Pipeline, L.P., a Delaware limited partnership (the "MLP"), Plains All American Inc., a Delaware corporation ("PAAI"), Plains Marketing, L.P., a Delaware limited partnership ("Operating OLP"), and All American Pipeline, L.P., a Delaware limited partnership ("All American OLP" and, together with Operating OLP, the "OLPs").

                               R E C I T A L S:

     1. Plains Resources, the MLP, the OLPs and PAAI, in its capacity as the general partner of the MLP and the OLPs, desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II of this Agreement, with respect to (a) those business opportunities that Plains Resources will not avail itself of during the Applicable Period unless each of the MLP and the OLPs has declined to engage in such business opportunity for its own account and (b) the procedures whereby such business opportunities are to be offered to the MLP and the OLPs and accepted or declined.

     2. Plains Resources, PAAI, the MLP and the OLPs desire by their execution of this Agreement to evidence their understanding, as more fully set forth in
Article III of this Agreement, with respect to certain indemnification obligations of Plains Resources and PAAI in favor of the MLP and the OLPs.

     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     1.1 DEFINITIONS. (a) Capitalized terms used herein but not defined shall have the meanings given them in the MLP Agreement.

              (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

              "Affiliate" shall have the meaning attributed to such term in the MLP Agreement.

              "Agreement" shall mean this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time.

              "Applicable Period" shall mean the period commencing on the Closing Date and terminating on the date on which PAAI (or any Affiliate of Plains Resources) ceases to be the general partner of the MLP and the OLPs.

              "Change of Control" shall have the meaning attributed to such term in Section 2.4.

              "Closing Date" shall mean the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

              "Conflicts Committee" shall have the meaning attributed to such term in the MLP Agreement.

              "Conveyance and Contribution Agreement" shall have the meaning attributed to such term in the MLP Agreement.

              "Environmental Laws" shall mean any federal, state or local law, rule, regulation, or enforceable order, as in effect as of the date of this Agreement, that regulates or imposes liability with respect to the health, environment, ecology, or work place.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "General Partner" shall mean PAAI and its successors as general partner of the MLP and the OLPs, unless the context otherwise requires.

              "Hazardous Materials" shall mean those materials in any way regulated by any Environmental Law.

              "Losses" shall have the meaning attributed to such term in
     Section 2.3.

              "Marketing Agreement" shall mean that Crude Oil Marketing Agreement dated as of the date hereof among Plains Resources, Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Operating OLP.

              "MLP Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the parties to this Agreement.

              "NonAffiliate Purchaser" shall have the meaning attributed to such term in Section 2.3.

              "Offer" shall have the meaning attributed to such term in
     Section 2.3.

              "Partnership Entities" shall mean the General Partner, the MLP, the OLPs and any Affiliate controlled by the General Partner, the MLP or the OLPs.

              "Partnership Group" shall mean the MLP, the OLPs and any subsidiary of any such entities.

              "Person" shall mean an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

              "Plains Entities" shall mean Plains Resources and any of its Affiliates, other than the Partnership Entities.

              "Plains Facility" shall mean any storage or terminalling facility or gathering line or system constituting part of the Plains Real Property.

              "Plains Leased Property" shall mean all of the real and personal properties leased by Plains Resources or the Plains Midstream Subsidiaries, including rights-of-way, which leases were conveyed or assigned to the OLPs by the Conveyance and Contribution Agreement.

              "Plains Midstream Subsidiaries" shall mean Plains Marketing & Transportation Inc., a Delaware corporation, Plains Terminal & Transfer Corporation, a Delaware corporation, PLX Crude Lines Inc., a Delaware corporation, and PLX Ingleside Inc., a Delaware corporation, each a wholly-owned subsidiary of Plains Resources prior to their merger into Plains Resources as of the date hereof.

              "Plains Real Property" shall mean all of the real properties, including the land, improvements and buildings located thereon, owned in fee simple by Plains Resources or the Plains Midstream Subsidiaries, which properties were conveyed to the OLPs by the Conveyance and Contribution Agreement.

              "Restricted Business" shall have the meaning attributed to such term in Section 2.1.

              "Second Offer" shall have the meaning attributed to such term in
     Section 2.3.

              "Voting Stock" means securities of any class of Plains Resources entitling the holders thereof to vote on a regular basis in the election of members of the board of directors of Plains Resources.

              "Wingfoot" shall have the meaning attributed to such term in
     Section 3.1.

              "Wingfoot Agreement" shall have the meaning attributed to such term in Section 3.1.


                                  ARTICLE II
                            BUSINESS OPPORTUNITIES

     2.1 RESTRICTED BUSINESSES. During the Applicable Period, each of the Plains Entities shall be prohibited from engaging in or acquiring any business engaged in the following activities (a "Restricted Business"): (a) crude oil storage, terminalling and gathering activities in any state in the United States, except for Alaska and Hawaii, for any Person other than a Plains Entity or Partnership Entity, (b) crude oil marketing activities, and (c) transportation of crude oil by pipeline in any state in the United States, except for Alaska and Hawaii, for any Person other than a Plains Entity. A Restricted Business shall not include any activities required to be performed by a Plains Entity as the operator pursuant to any operating agreement entered into by such Plains Entity with respect to oil and gas properties owned jointly with other Persons.

     2.2 PERMITTED EXCEPTIONS. Notwithstanding any provision of Section 2.1 to the contrary, a Plains Entity may engage in a Restricted Business under the following circumstances:

              (a) The Restricted Business was engaged in by the Plains Entity on the date of this Agreement.

              (b) The Restricted Business is conducted pursuant to and in accordance with the terms of the Marketing Agreement or any other arrangement entered into with the MLP or either of the OLPs with the concurrence of the Conflicts Committee.

              (c) The value of the assets acquired in a transaction that comprise a Restricted Business does not exceed $10 million, as determined by the Board of Directors of Plains Resources.

              (d) (i) The value of the assets acquired in a transaction that comprise a Restricted Business exceed $10 million, as determined by the Board of Directors of Plains Resources and (ii) the General Partner (with the approval of the Conflicts Committee) has elected not to cause a member of the Partnership Group to pursue such opportunity in accordance with the procedures set forth in
Section 2.3.

     2.3 PROCEDURES. In the event that a Plains Entity acquires a Restricted Business comprised of assets valued in excess of $10 million, as determined by the Board of Directors of Plains Resources, then not later than 30 days after the consummation of the acquisition by such Plains Entity of the Restricted Business, such Plains Entity shall notify the General Partner of such purchase and offer the Partnership the opportunity to purchase such Restricted Business. As soon as practicable, but in any event, within 30 days after receipt of such notification, the General Partner shall notify the Plains Entity that either (i) the General Partner has elected, with the approval of the Conflicts Committee, not to cause a member of the Partnership Group to purchase such Restricted

Business, in which event the Plains Entity shall be free to continue to engage in such Restricted Business, or (ii) the General Partner has elected to cause a member of the Partnership Group to purchase such Restricted Business, in which event the following procedures shall be followed:

              (a) The Plains Entity shall submit a good faith offer to the General Partner to sell the Restricted Business (the "Offer") to any member of the Partnership Group on the terms and for the consideration stated in the Offer.

              (b) The Plains Entity and the General Partner shall negotiate in good faith, for 60 days after receipt of such Offer by the General Partner, the terms on which the Restricted Business will be sold to a member of the Partnership Group. The Plains Entity shall provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by the General Partner.

              (i) If the Plains Entity and the General Partner agree on such terms within 60 days after receipt by the General Partner of the Offer, a member of the Partnership Group shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

              (ii) If the Plains Entity and the General Partner are unable to agree on the terms of a sale during such 60-day period, the Plains Entity shall attempt to sell the Restricted Business to a Person that is not an Affiliate of the Plains Entity (a "NonAffiliate Purchaser") within nine months of the termination of such 60-day period. Any such sale to a NonAffiliate Purchaser must be for a purchase price, as determined by the Board of Directors of Plains Resources, not less than 95% of the purchase price last offered by a member of the Partnership Group.

              (c) If, after the expiration of such nine-month period, the Plains Entity has not sold the Restricted Business to a NonAffiliate Purchaser, it shall submit another Offer (the "Second Offer") to the General Partner within seven days after the expiration of such nine-month period. The Plains Entity shall provide all information concerning the business, operations and finances of such Restricted Business as may be reasonably requested by the General Partner.

              (i) If the General Partner, with the concurrence of the Conflicts Committee, elects not to cause a member of the Partnership Group to pursue the Second Offer, the Plains Entity shall be free to continue to engage in such Restricted Business.

              (ii) If the General Partner shall elect to cause a member of the Partnership Group to purchase such Restricted Business, then the General Partner and the Plains Entity shall negotiate the terms of such purchase for 60 days. If the Plains Entity and the General Partner agree on such terms within 60 days after receipt by the General Partner of the Second Offer, a member of the Partnership Group shall purchase the Restricted Business on such terms as soon as commercially practicable after such agreement has been reached.

              (iii) If during such 60-day period, no agreement has been reached between the Plains Entity and the General Partner or a member of the Partnership, the Plains Entity and the General Partner will engage an independent investment banking firm with a national reputation to determine the value of the Restricted Business. Such investment banking firm will determine the value of the Restricted Business within 30 days and furnish the Plains Entity and the General Partner its opinion of such value. The Plains Entity will pay the fees and expenses of such investment banking firm. Upon receipt of such opinion, the General Partner will have the option, subject to the approval of the Conflicts Committee, to (A) cause a member of the Partnership Group to purchase the Restricted Business for an amount equal to the value determined by such investment banking firm or (B) decline to purchase such Restricted Business, in which event the Plains Entity will be free to continue to engage in such Restricted Business.

     2.4 TERMINATION. The provisions of this Article II may be terminated by Plains Resources upon a "Change of Control" of Plains Resources. A Change of Control of Plains Resources shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Plains Entities to any Person and its Affiliates unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Plains Entities;
(ii) the consolidation or merger of Plains Resources with or into another Person pursuant to a transaction in which the outstanding Voting Stock of Plains Resources is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of Plains Resources is changed into or exchanged for Voting Stock of the surviving corporation or its parent and (b) the holders of the Voting Stock of Plains Resources immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation or its parent immediately after such transaction; and (iii) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all Voting Stock of Plains Resources, then outstanding, except in a merger or consolidation which would not constitute a Change of Control under clause (ii) above.

     2.5 SCOPE OF RESTRICTED BUSINESS PROHIBITION. Except as provided in this Article II and the Partnership Agreement, each Plains Entity shall be free to engage in any business activity whatsoever, including those that may be in direct competition with any Partnership Entity.

     2.6 ENFORCEMENT. The Plains Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by the Plains Entities of the covenants and agreements set forth in this Article II, and that any breach by the Plains Entities of the covenants and agreements set forth in Article II would result in irreparable injury to the Partnership Group. The Plains Entities further agree and acknowledge that any member of the Partnership Group may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the Plains Entities from such breach, and consent to the issuance of injunctive relief hereunder.

                                  ARTICLE III
                                INDEMNIFICATION

     3.1 WINGFOOT INDEMNIFICATION. PAAI shall indemnify, defend and hold harmless the MLP and the OLPs from and against Losses (as hereinafter defined) to the extent that PAAI is entitled to and receives indemnification from Wingfoot Ventures Seven, Inc., a Delaware corporation ("Wingfoot"), pursuant to
Article VIII of the Stock Purchase Agreement, dated as of March 15, 1998, among Plains Resources, PAAI and Wingfoot, as amended and in effect from time to time (the "Wingfoot Agreement"). "Losses" shall have the meaning set forth in the Wingfoot Agreement.

     3.2 PLAINS RESOURCES INDEMNIFICATION. Plains Resources shall indemnify, defend and hold harmless the General Partner, the MLP and the OLPs from and against Losses that are caused by, arise out of or are attributable to:

              (a) Any enforcement proceeding under any federal, state or local Environmental Law to the extent arising out of any action or omission to act by Plains Resources or any of the Plains Midstream Subsidiaries prior to the date of this Agreement with respect to any Plains Real Property, Plains Leased Property, or Plains Facility, whether such proceeding arises before or after the date of this Agreement.

              (b) Any disposal, release, spill or leakage of Hazardous Materials to the soil or surface or ground water to the extent that it has occurred prior to the date of this Agreement (i) on any Plains Real Property during the period owned by Plains Resources or any of the Plains Midstream Subsidiaries and (ii) on any Plains Leased Property during the period Plains Resources or any of the Plains Midstream Subsidiaries has been in possession of such Plains Leased Property.

              (c) Any release, spill, leakage or migration of Hazardous Materials onto, under or upon the property of any Person (other than property owned, leased or used by Plains Resources or any of the Plains Midstream Subsidiaries) to the extent that it has occurred prior to the date of this Agreement as a result of the operations of Plains Resources or any of the Plains Midstream Subsidiaries.

              (d) Hazardous Materials to the extent that they are demonstrated to have been present on any Plains Real Property or Plains Leased Property on the date of this Agreement.

              (e) Hazardous Materials to the extent transported prior to the date of this Agreement by Plains Resources or any of the Plains Midstream Subsidiaries to any waste treatment, storage, disposal, reclaiming, or recycling site other than (i) any site located on any Plains Real Property or any Plains Leased Property, (ii) any site located on any property owned, leased or used by any Partnership Entity, or (iii) any site used (whether before or after the date of this Agreement) by any Partnership Entity, or (iv) any site used by Plains Resources or any of the Plains Midstream Subsidiaries after the date of this Agreement.

     3.3 LIMITATIONS REGARDING INDEMNIFICATION. Plains Resources shall have no indemnification obligation under Section 3.2 for claims made after the third anniversary of the date of this Agreement. The aggregate liability of Plains Resources in respect of all Losses under Section 3.2 shall not exceed $3 million (including up to $500,000 of reserves included in the MLP's working capital upon closing of the MLP's initial public offering).

     3.4      INDEMNIFICATION PROCEDURES.

              (a) The Partnership Entities agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 3.2, they will provide notice thereof in writing to Plains Resources specifying the nature of and specific basis for such claim.

              (b) Plains Resources shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Entities that are covered by the indemnification set forth in Section 3.2, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Partnership Entities unless it includes a full release of the Partnership Entities from such matter or issues, as the case may be.

              (c) The Partnership Entities agree, at their own cost and expense, to cooperate fully with Plains Resources with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 3.2, including, without limitation, the prompt furnishing to Plains of any correspondence or other notice relating thereto that the General Partner or the Partnership Entities may receive, permitting the names of the General Partner and the Partnership Entities to be utilized in connection with such defense, the making available to Plains Resources of any files, records or other information of the General Partner or the Partnership Entities that Plains Resources considers relevant to such defense and the making available to Plains Resources of any employees of the Partnership Entities or the General Partner; provided, however, that in connection therewith Plains Resources agrees to use reasonable efforts to minimize the impact thereof on the operations of such Partnership Entities. In no event shall the obligation of the Partnership Entities to cooperate with Plains Resources as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Entities an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article III; provided, however, that the Partnership Entities may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. Plains Resources agrees to keep any such counsel hired by the Partnership Entities reasonably informed as to the status of any such defense, but Plains Resources shall have the right to retain sole control over such defense.

              (d) In determining the amount of any loss, liability or expense for which any of the Partnership Entities are entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any insurance proceeds realized or to be realized by the Partnership

Entities, and such correlative insurance benefit shall be net of any insurance premium that becomes due as a result of such claim.

                                  ARTICLE IV
                                 MISCELLANEOUS

     4.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Harris County, Texas.

     4.2 NOTICE. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party's signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 4.2.

     4.3 ENTIRE AGREEMENT; SUPERSEDURE. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

     4.4 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

     4.5 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP and the OLPs may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

     4.6 ASSIGNMENT. No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

     4.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

     4.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     4.9 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Parts, Articles and Sections of this Agreement.

     4.10 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

     4.11 WITHHOLDING OR GRANTING OF CONSENT. Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

     4.12 U.S. CURRENCY. All sums and amounts payable to or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

     4.13 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

     4.14 NEGOTIATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES, AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no Limited Partner, Assignee or other Person shall have the right, separate and apart from the MLP or the OLP, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on, and effective as of, the Closing Date.

                                 PLAINS RESOURCES INC.


                                 By:  /s/ Michael R. Patterson
                                      ------------------------
                                    Name:   Michael R. Patterson
                                    Title:  Senior Vice President

                                 Address for Notice:

                                 500 Dallas, Suite 700
                                 Houston, Texas 77002
                                 Telecopy Number:  (713) 654-1523


                                 PLAINS ALL AMERICAN PIPELINE, L.P.

                                 By:  PLAINS ALL AMERICAN INC., its sole
                                      general partner


                                 By:  /s/ Michael R. Patterson
                                      ------------------------
                                    Name:   Michael R. Patterson
                                    Title:  Senior Vice President


                                 Address for Notice:

                                 500 Dallas, Suite 700
                                 Houston, Texas  77002
                                 Telecopy Number:  (713) 652-2730


                                 PLAINS MARKETING, L.P.

                                 By:  PLAINS ALL AMERICAN INC., its sole
                                      general partner


                                 By:  /s/ Michael R. Patterson
                                      ------------------------
                                    Name:   Michael R. Patterson
                                    Title:  Senior Vice President

                                 Address for Notice:

                                 500 Dallas, Suite 700
                                 Houston, Texas  77002
                                 Telecopy Number:  (713) 652-2730


                                 ALL AMERICAN PIPELINE, L.P.

                                 By:  PLAINS ALL AMERICAN INC., its sole
                                      general partner


                                 By:  /s/ Michael R. Patterson
                                      ------------------------
                                    Name:   Michael R. Patterson
                                    Title:  Senior Vice President

                                 Address for Notice:

                                 500 Dallas, Suite 700
                                 Houston, Texas  77002
                                 Telecopy Number:  (713) 652-2730


                                 PLAINS ALL AMERICAN INC.


                                 By:  /s/ Michael R. Patterson
                                      ------------------------
                                    Name:   Michael R. Patterson
                                    Title:  Senior Vice President

                                 Address for Notice:

                                 500 Dallas, Suite 700
                                 Houston, Texas 77002
                                 Telecopy Number:  (713) 652-2730

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